UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 31, 2013

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 31, 2013, Hormel Foods Corporation (the Company) completed the previously announced acquisition of the United States based Skippy® peanut butter business from Unilever United States Inc., of Englewood Cliffs, N.J.  This closing includes the Little Rock, Arkansas manufacturing facility and all sales worldwide, except sales in China.  The Company expects to close the acquisition of the China based Skippy® peanut butter business by the end of its fiscal year 2013.

The purchase price is approximately $700 million.

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 31, 2013, the Company issued a press release announcing the closing of the acquisition of the United States based Skippy® peanut butter business.  A copy of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits furnished pursuant to Item 7.01

99       Press release issued January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: January 31, 2013	By /s/J. H. FERAGEN
J. H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: January 31, 2013	By /s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller